Exhibit 10.10

[Tube City IMS Corporation Letterhead]

May 10, 2010

Joseph Curtin

Tube City IMS Corporation

P.O. Box 2000

12 Monongahela Avenue

Glassport, Pennsylvania 15045

Dear Joe:

This letter amends your Amended and Restated Employment Agreement, dated as of January 25, 2007, by and among Metal Services Acquisition Corp., Tube City IMS Corporation and you (the “Employment Agreement”). In order to correct an error in the Employment Agreement, the first sentence of Section 2C(f) is hereby replaced in its entirety as follows:

“Effective in the year commencing January 1, 2015, Normal Retirement Benefits shall be increased to Fifty Thousand Dollars ($50,000) annually; and early Retirement Benefits shall increase to Thirty Thousand Dollars ($30,000) annually at age 55, plus Two Thousand Dollars ($2,000) for each full year of attained between ages 55 and 65 at the date of early retirement to a maximum of Forty Eight Thousand Dollars ($48,000) at age 64.”

This letter is to be interpreted consistent with and governed by each of the provisions of Section 4 of the Employment Agreement.

Sincerely,

METAL SERVICES ACQUISITION CORPORATION

/s/ Thomas E. Lippard
Name: Thomas E. Lippard
Title: Executive Vice President

TUBE CITY IMS CORPORATION

/s/ Thomas E. Lippard
Name: Thomas E. Lippard
Title: Executive Vice President

Agreed and Accepted:

/s/ Joseph Curtin
Joseph Curtin